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                                                           EXHIBIT 23.1



                                             CONSENT OF ERNST & YOUNG LLP


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Sun Company, Inc. Long-Term Performance Enhancement Plan and the incorporation by reference therein of our reports dated February 13, 1997, with respect to the consolidated financial statements, and March 7, 1997, with respect to the financial statement schedule of Sun Company, Inc. incorporated by reference and included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
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Ernst & Young LLP
Philadelphia, Pennsylvania
July 8, 1997